Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Anthony P. Costa, Chairman and Co-Chief Executive Officer, and Thomas Sperzel, Chief Financial Officer, of ES Bancshares, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2011 and that to the best of his knowledge:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2012	/s/ Anthony P. Costa
Anthony P. Costa, Chairman and Co-Chief Executive Officer

Date: March 30, 2012	/s/ Thomas Sperzel
Thomas Sperzel, Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.